Exhibit (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
EASTGROUP PROPERTIES, INC.

We consent to the  incorporation  by  reference in the  registration  statements
(Nos. 333-109769 and 333-29159) on Form S-3 and the registration statements (Nos. 33-60909, 333-91405, 333-51666, 333-117308 and 333-125719) on Form S-8 of
EastGroup Properties, Inc. of our reports dated March 8, 2006, with respect to the consolidated balance sheets of EastGroup Properties, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of EastGroup Properties, Inc.

Jackson, Mississippi                            KPMG LLP
March 8, 2006